Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in Registration Statements No. 33-47517, 33-70834 and 33-78928 of Caprius, Inc. (the "Company") on Form S-8 of our report dated December 7, 1999 on the consolidated financial statements of the Company and its subsidiaries for the years ended September 30, 1999 and 1998, which contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-KSB of the Company.


                                             BDO Seidman
                                             ------------
                                             BDO Seidman, LLP


Boston, Massachusetts
January     , 2000
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